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                                                                   Exhibit 10.3


                    PURCHASE OPTION AND COOPERATION AGREEMENT



                                      Among



                         CHINA FINANCE ONLINE CO., LTD.


                                    JUN NING


                                     WU CHEN


                                       and


            BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.



                                  May 27, 2004
                                 BEIJING, CHINA






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                    PURCHASE OPTION AND COOPERATION AGREEMENT

This Purchase Option and Cooperation Agreement ("this Agreement") is entered into in Beijing, People's Republic of China (the "PRC") on this 27th day of May, 2004 by and among:

Party A:    China Finance Online Co., Limited.
Address:    Unit C, 8/F, East Wing, Sincere Insurance Building 4-6, Hennessy
            Road, Hong Kong Special Administrative Region ("SAR"), China

Party B:    Jun Ning
Address:    Room 201, Ping'an Mansion, No. 23 Financial Street, West District,
            Beijing, China
ID Number:  210202570527647

Party C:    Wu Chen
Address:    Room 616, Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Beijing,
            China
ID Number:  110108491204891

Party D:    Beijing Fuhua Innovation Technology Development Co., Ltd.
Address:    Room 615, Ping'an Mansion, No. 23 Financial Street, West District,
            Beijing, China

Party E:    China Finance Online (Beijing) Co., Ltd.
Address:    Room 610B, Ping'an Mansion, No. 23 Financial Street, West District,
            Beijing, China

WHEREAS,

(1) Party B and Party C are shareholders of Party D and each holds 45% and 55% equity interests in Party D, respectively;

(2) Party A, a company with limited liability duly organized and validly existing under the laws of the Hong Kong SAR, provides through its wholly owned subsidiary in the PRC certain technical support, strategic consulting and other services to Party D, and currently Party E is a major business partner of Party D;

(3) To finance the investment by Party B and Party C in Party D, Party A has entered into a loan agreement (hereafter the "Loan Agreement" respectively with Party B and Party C on May 27, 2004, providing Party B and Party C with loans of 1,350,000 RMB Yuan and 1,650,000 RMB Yuan, respectively. Pursuant to the Loan Agreement, Party B and Party C shall invest the full amount of the loans in Party D's registered capital.

(4) To guarantee the payment obligations of Party D to Party E pursuant to certain contractual agreements, Party B and Party C have entered into a share pledge agreement (hereafter the "Share Pledge Agreement") with Party E on May 27, 2004, pledging Party B's and Party C's respective Share Equity in Party D to Party E; and

(5) The Parties hereto wish to grant Party A the exclusive purchase option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of Party D's share equity/assets owned by Party B and/or Party C. Unless expressly provided otherwise, Party E may exercise all rights granted to Party A hereunder as authorized by Party A.

     NOW AND THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development and after friendly negotiations, the Parties hereby enter into the following agreements pursuant to the provisions of relevant laws and regulations of the PRC:

                              ARTICLE 1 DEFINITIONS

     The terms used in this Agreement shall have the meanings set forth below:



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1.1. "This Agreement" means this Purchase Option and Cooperation Agreement and all appendices thereto, including written instruments as originally executed and as may from time to time be amended or supplemented by the Parties hereto through written agreements;

1.2. "The PRC" means, for the purpose of this Agreement, the People's Republic of China, excluding Hong Kong, Taiwan and Macao;

1.3. "Date" means the year, month and day. In this Agreement, "within" or "no later than", when used before a year, month or day, shall always include the relevant year, month or day.

               ARTICLE 2 THE GRANT AND EXERCISE OF PURCHASE OPTION

2.1 The Parties hereto agree that Party A shall be granted an exclusive purchase option to acquire, at any time upon satisfaction of the requirements under applicable laws and conditions as agreed in this Agreement (including, without limitation, as under applicable laws, when Party B and/or Party C cease to be Party D's directors or employees, or Party B and/or Party C attempt to transfer their share equity in Party D to any party other than the existing shareholders of Party D; when Party C is no longer owned by IDG Technology Venture Investment, Inc. and IDG Technology Venture Investment, LP; or when neither IDG Technology Venture Investment, Inc. nor IDG Technology Venture Investment, LP is a shareholder of Party A), the entire or a portion of Party D's share equity owned by Party B and/or Party C, or the entire or portion of the assets owned by Party D. The purchase option granted hereby shall be irrevocable during the term of this Agreement and may be exercised by Party A or any eligible entity designated by Party A.

2.2 Party A may exercise the aforesaid purchase option by delivering a written notice to any of Party B, Party C and Party D (the "Exercise Notice").

2.3 Within thirty (30) days of the receipt of the Exercise Notice, Party B, Party C or Party D (as the case may be) shall execute a share/asset transfer contract and other documents (collectively, the "Transfer Documents") necessary to effect the respective transfer of share equity or assets with Party A (or any eligible party designated by Party A).

2.4 When applicable laws permit the exercise of the purchase option provided hereunder and Party A elects to exercise such purchase option, Party B, Party C and Party D shall unconditionally assist Party A to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the transfer of relevant share equity or assets.

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.1 Each party hereto represents to the other parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and (2) the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

3.2 Party B and Party C hereto represent to Party A and Party E that: (1).they are both legally registered shareholders of party D and have paid Party D the full amount of their respective portions of Party D's registered capital required under Chinese law; (2) neither Party B nor Party C has created any mortgage, pledge, secured interests or other form of debt liabilities over the Share Equity other than the Pledge created under the Share Pledge Agreement; and
(3) neither Party B nor Party C has sold or will sell to any third party its Share Equity in Party D.

3.3 Party D hereto represents to Party A and Party E that: (1) it is a limited liability company duly registered and validly existing under the PRC law; and
(2) its business operations are in compliance with applicable laws of the PRC in all material respect.

                            ARTICLE 4 EXERCISE PRICE

     When it is permitted by applicable laws, Party A (or any eligible party designated by Party A) shall have the right to acquire, at any time, all of Party D's assets or its share equity owned by Party B and Party C, at a price equal


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to the sum of the principles of the loans from Party A to Party B and Party C under the Loan Agreement. If Party A (or any eligible party designated by Party
A) elects to purchase a portion of Party D's share equity or assets, then the exercise price for such purpose shall be adjusted accordingly based on the percentage of such share equity or assets to be purchased over the total share equity or assets. When Party A (or a qualified entity designated by party A) is to acquire all or a portion of Party D's equity share or assets from Party B and Party C pursuant to this Agreement, Party A has the right to substitute the principle amounts Party B and Party C respectively owe Party A under the Loan Agreement for the purchase prices payable to Party B and Party C, respectively. When acquiring share equity or assets from Party B, Party C, or Party D pursuant to this Agreement, Party A shall pay an actual exercise price based on the exercise price under applicable Chinese laws or requirements of relevant authorities, if the exercise price under applicable laws or requirements of relevant authorities is higher than the exercise price under this Agreement.

                               ARTICLE 5 COVENANTS

     The Parties further agree as follows:

5.1 Before Party A has acquired all the equity/assets of Party D by exercising the purchase option provided hereunder, Party D shall not:

     5.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed by Party A in writing);

     5.1.2 enter into any transaction which may materially affect its assets, liability, operation, equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed by Party A in writing); and

     5.1.3 distribute any dividend to its shareholders in any manner.

5.2 Before Party A has acquired all the equity/assets of Party D by exercising the purchase option provided hereunder, Party B and/or Party C shall not individually or collectively:

     5.2.1 supplement, alter or amend the articles of association of Party D in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party D's assets, liability, operation, equity or other legal rights (except for pro rata increase of registered capital mandated by applicable laws);

     5.2.2 cause Party D enter into any transaction to the extent such transaction may have a material effect on Party D's assets, liability, operation, equity or other legal rights (unless such transaction is relating to Party D's daily operation or has been disclosed to and agreed by Party A in writing); and

     5.2.3 cause Party D's board of directors adopt any resolution on distributing dividends to its shareholders.

5.3 After the execution of this Agreement, Party B and Party C (the "Principals") shall each execute and deliver a proxy to Linghai Ma and Jian Feng, respectively, (the "Agents") to grant the Agents all voting rights as shareholders of Party D, including without limitations the right to appoint and elect Party D's directors, general manager and other senior officers in Party D's shareholders meetings. The initial term of such proxies shall be twenty (20) years, and the initial term shall be renewed automatically upon expiry of the proxies unless Party A notifies the Principals in writing thirty (30) days prior to the expiry date to terminate the proxies. Such proxies shall be based on the conditions that the Agents are Chinese citizens employed by Party A or Party E and shall be subject to Party A's consent. Once the Agents cease to be employed by Party A or Party A delivers a written notice to the Principals requesting the proxies to be terminated, the Principals shall revoke the relevant proxy immediately and grant the same rights as provided in the proxies to other PRC citizens employed and designed by Party A. The Agents have agreed to act with due care and diligence in exercising their rights under the proxies and indemnify and keep the Principals harmless from any loss or damages caused by any action in connection with exercise of their rights under the proxies (unless any loss or damage is caused by the Principals' own intentional or material negligent actions).



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5.4 Party B and Party C shall, to the extent permitted by applicable laws, cause
Party D's operational term to be extended to equal the operational term of Party A.

5.5 Party A shall provide or arrange other parties to provide financings to Party D to the extent Party D needs such financing to finance its operation. In the event that Party D is unable to repay such financing due to its losses, Party A shall waive or cause the relevant parties to waive all recourse against Party D with respect to such financing.

5.6 To the extent Party B and/or Party C are subject to any legal or economic liabilities to any institution or individual other than Party A or Party E as a result of performing their obligations under this Agreement or any other agreements between them and Party A or Party E, Party E shall provide all support necessary to enable Party B and/or Party C to duly perform their obligations under this Agreement and any other agreements and to hold Party B and/or Party C harmless against any loss or damage caused by their performance of obligations under such agreements.

                            ARTICLE 6 CONFIDENTIALITY

     Each Party shall keep confidential all the content of this Agreement. Without the prior consent of all Parties, no Party shall disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this Agreement. Notwithstanding the forgoing provisions of this Article 6, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange; (ii) disclosure of information which has become public information other than due to any breach by the disclosing party; (iii) disclosure to any Party's shareholders, legal counsel, accountants, financial advisors or other professional advisors, or (iv) disclosure to any potential purchasers of a Party or its shareholders' equity/assets, its other investors, debts or equity financing providers, provided that the receiving party of confidential information has agreed to keep the relevant information confidential (such disclosure shall be subject to the consent of Party A in the event that Party A is not the potential purchaser).

                 ARTICLE 7 APPLICABLE LAW AND EVENTS OF DEFAULT

     The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the PRC.

     Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable laws.

                          ARTICLE 8 DISPUTE RESOLUTION

8.1 Any dispute arising from the performance of this Agreement shall be first subject to the Parties' friendly consultations. In the event any dispute cannot be solved by friendly consultations, the relevant dispute shall be submitted for arbitration;

8.2 The arbitration shall be administered by the Beijing branch of China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission.

8.3 The arbitration award shall be final and binding on the Parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.

                             ARTICLE 9 EFFECTIVENESS

     This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.


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     This Agreement may not be terminated without the unanimous consent of all the Parties except Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

                              ARTICLE 10 AMENDMENT

     All Parties hereto shall fulfill their respective obligations hereunder. No amendment to this Agreement shall be effective unless such amendment has been agreed by all of the Parties and Party A and Party D have obtained necessary authorization and approvals with respect to such amendment (including the approval that Party A must obtain from the audit committee or other independent body established under the Sarbanes-Oxley Act, the NASDAQ Rules under the board of directors of its overseas holding company - China Finance Online Co., Limited).

                             ARTICLE 11 COUNTERPARTS

     This Agreement is executed in five (5) counterparts. Party A, Party B, Party C, Party D and Party E shall each hold one counterpart.

                            ARTICLE 12 MISCELLANEOUS

12.1 Party B and Party C's obligations, covenants and liabilities to Party A hereunder are joint and several, and Party B and Party C shall assume joint and several liabilities with respect to such obligations, covenants and liabilities. With respect to Party A, a default by Party B shall automatically constitute a default by Party C, and vice versa;

12.2 The title and headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any provision of this Agreement;

12.3 The Parties may enter into supplementary agreements to address any issue not covered by this Agreement. The supplementary agreements so entered shall be an appendix hereto and shall have the same legal effect as this Agreement.


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[execution page only]


Party A: China Finance Online Co. Limited


Authorized Representative (Signature): /s/ Jun Ning


Party B: Jun Ning

(Signature): /s/ Jun Ning


Party C: Wu Chen

(Signature): /s/ Wu Chen


Party D: Beijing Fuhua Innovation Technology Development Co., Ltd. [/s/ COMPANY SEAL]


Authorized Representative (Signature):


Party E: China Finance Online (Beijing) Co., Ltd. [/s/ COMPANY SEAL]


Authorized Representative (Signature):


Date: May 27, 2004